Exhibit 10.1

PROMISSORY NOTE

$100,000.00	March 1, 2021

For value received, PROTAGENIC THERAPEUTICS, INC., a Delaware corporation (the “Borrower”), promises to pay to PATRICE MCNICOLL, an individual, or his assigns (the “Holder”), the principal sum of $100,000.00 (U.S. Dollars), together with all accrued and unpaid interest thereon as set forth below. Except as otherwise set forth herein, the principal and all accrued (and unpaid) interest of this promissory note (the “Note”) shall be due and payable by the Borrower on February 28, 2026 (the “Maturity Date”).

1. Payments. All payments will be made in lawful money of the United States of America at the principal office of the Borrower, or at such other place as the Holder may from time to time designate in writing to the Borrower. Payment will be credited first to accrued interest due and payable, with any remainder applied to principal. Prepayment of principal and interest, either in whole or in part, may be made by the Borrower, without penalty or premium, at any time prior to the Maturity Date; provided, however, that the Borrower shall give notice to the Holder of any such prepayment; and provided, further, that any partial prepayment of the Loan shall be in an amount not less than $25,000.

2. Security. This Note is a general unsecured obligation of the Company.

3. Interest Rate. Simple interest on the unpaid principal balance of this Note shall accrue at the lesser of five percent (5%) per annum and the highest rate permitted by law. If an Event of Default (as defined below) shall occur under this Note, interest shall immediately commence accruing at a default rate of twelve percent (7.5%) per annum.

4. Default. The occurrence of any of the following events of default (each, an “Event of Default”) shall, at the option of the Holder hereof, make all principal and interest (to the extent accrued) then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon written demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below:

(a) Receiver or Trustee. The Borrower shall make an assignment for the benefit of creditors, or applies for or consents to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed without the consent of the Borrower, which shall constitute an automatic Event of Default and shall result in all remaining unpaid principal and interest due hereon immediately due and payable without the written demand from the Holder.

(b) Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower, which shall constitute an automatic Event of Default and shall result in all remaining unpaid principal and interest due hereon immediately due and payable without the written demand from the Holder.

5. Termination. Upon payment of all cash amounts due to the Holder as provided in this Note, the Borrower will forever be released from all of its payment obligations and liabilities under this Note and the Holder agrees to promptly return to the Borrower the Note marked “paid in full.”

6. Other Agreements Upon the successful completion of a Qualified Financing, Borrower shall grant to Holder $25,000 in cash warrants, rounded to the nearest whole-number of warrants, to purchase the common stock of the Borrower. The warrants shall have (a) a 5-year term commencing with the date of the Qualified Financing and (b) a strike price equal to 110% of the offering price of the common stock in such Qualified Financing. For purposes of this Section 6, a “Qualified Financing” shall mean (i) a registered public offering of the common stock of the Borrower with gross proceeds of no less than $7.5 million and (ii) following the completion of such public offering, the common stock of the Borrower is listed on a national securities exchange. For example, if the qualified financing occurs at $5.00 per share, then Borrower shall grant 4,545 warrants, with a strike price of $5.50 per share, to Holder.

7. Miscellaneous.

(a) Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Note will inure to the benefit of, and be binding upon, the respective successors and assigns of the parties; provided, however, that the Borrower may not assign its obligations under this Note without the written consent of the Holder. This Note is for the sole benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or will confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Note.

(b) Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provisions will be excluded from this Note and the balance of the Note will be interpreted as if such provisions were so excluded and this Note will be enforceable in accordance with its terms.

(c) Notice. Any notice or communication required to be given hereunder may be delivered by hand or deposited with an overnight courier (with overnight delivery instructions), if to the Borrower, to the address of the Borrower’s corporate headquarters, and if to the Holder, to the last address of the Holder set forth in the Borrower’s books and records. Notice shall be deemed given and received on the date sent if sent by personal delivery; and one (1) day after the date sent if sent by overnight courier.

(d) Counterparts. This Note may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(e) Expenses. Each party will pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Note.

(f) Entire Agreement; Amendments and Waivers. This Note constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof. Any term of this Note may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Borrower and the Holder. Any waiver or amendment effected in accordance with this Section 7(f) will be binding upon each future holder of this Note and the Borrower.

(g) Governing Law; Attorneys’ Fees. THIS NOTE WAS NEGOTIATED IN THE STATE OF NEW YORK, ANDMADE BY BORROWER AND ACCEPTED BY HOLDER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THIS NOTE WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS NOTE AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS NOTE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST HOLDER OR BORROWER ARISING OUT OF OR RELATING TO THIS NOTE MAY AT HOLDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.

(i) Subordination. By its acceptance hereof, the Holder agrees that the indebtedness evidenced by this Note, including the principal of and interest thereon, shall be subordinate to and subject in right of payment, to the extent hereinafter set forth, to the prior payment in full of all principal, interest and any other sums then due on all existing or future Senior Indebtedness of the Borrower. The term “Senior Indebtedness” shall mean secured and unsecured indebtedness of the Borrower, or with respect to which the Borrower is a guarantor, for money borrowed by the Borrower from any financial institution.

IN WITNESS WHEREOF, the Borrower has executed this Note as of the date set forth above.

PROTAGENIC THERAPEUTICS, INC.,
a Delaware corporation

By:
Garo Armen, Executive Chairman